EXHIBIT 12.1
                                SEQUA CORPORATION
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)




                                                                         Year Ended December 31,
                                                      --------------------------------------------------------------

                                                        1996         1997         1998         1999         2000
                                                      ----------   ----------   ----------   ----------  -----------
Earnings available for fixed charges:
    Pre-tax income (loss) before extraordinary item ..   $  25,956   $  41,827    $ 107,997   $  49,399    $  42,047
    Add (deduct)
       Interest on indebtedness ......................      51,794      50,298       51,776      60,770       56,396
       Proportionate share of interest on indebtedness
          of fifty percent owned joint venture .......       1,256       1,336          164         121         --
       Amortization of debt expense ..................       2,145       1,381        1,220       1,487        1,087
       Portion of rents representative of
          the interest factor ........................       6,022       5,694        5,753       6,746        7,845
       Equity in the (income) loss of less than
          fifty percent owned joint ventures .........       1,297        (219)       2,150       1,081       (1,055)
       Minority interest in the loss of subsidiary ...        --          --           --          (524)      (1,033)
                                                         ---------   ---------    ---------   ---------    ---------
             Total earnings available for
                fixed charges ........................   $  88,470   $ 100,317    $ 169,060   $ 119,080    $ 105,287
                                                         =========   =========    =========   =========    =========

Fixed charges:
    Interest on indebtedness .........................      51,794      50,298       51,776      60,770       56,396
    Proportionate share of interest on indebtedness
       of fifty percent owned joint venture ..........       1,256       1,336          164         121         --
    Amortization of debt expense .....................       2,145       1,381        1,220       1,487        1,087
    Portion of rents representative of
       the interest factor ...........................       6,022       5,694        5,753       6,746        7,845
                                                         ---------   ---------    ---------   ---------    ---------
             Total fixed charges .....................   $  61,217   $  58,709    $  58,913   $  69,124    $  65,328
                                                         =========   =========    =========   =========    =========

Ratio of earnings to fixed charges ...................       1.4 x       1.7 x        2.9 x       1.7 x        1.6 x
                                                         =========   =========    =========   =========    =========




                                                               Three Months
                                                              Ended March 31,
                                                         -----------------------
                                                         ----------- -----------
                                                            2000        2001
                                                         ----------- -----------
Earnings available for fixed charges:
    Pre-tax income (loss) before extraordinary item ..   $   8,222    ($    469)
    Add (deduct)
       Interest on indebtedness ......................      13,539       14,602
       Proportionate share of interest on indebtedness
          of fifty percent owned joint venture .......        --           --
       Amortization of debt expense ..................         277          263
       Portion of rents representative of
          the interest factor ........................       1,951        1,985
       Equity in the (income) loss of less than
          fifty percent owned joint ventures .........        --           (336)
       Minority interest in the loss of subsidiary ...        (614)         (78)
                                                         ---------    ---------
             Total earnings available for
                fixed charges ........................   $  23,375    $  15,967
                                                         =========    =========

Fixed charges:
    Interest on indebtedness .........................      13,539       14,602
    Proportionate share of interest on indebtedness
       of fifty percent owned joint venture ..........        --           --
    Amortization of debt expense .....................         277          263
    Portion of rents representative of
       the interest factor ...........................       1,951        1,985
                                                         ---------    ---------
             Total fixed charges .....................   $  15,767    $  16,850
                                                         =========    =========

Ratio of earnings to fixed charges ...................       1.5 x        0.9 x
                                                         =========    =========